UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 19, 2015

First Financial Northwest, Inc.
(Exact name of registrant as specified in its charter)

Washington	001-3365	26-0610707
State or other jurisdiction of Incorporation	Commission File Number	(I.R.S. Employer Identification No.)

201 Wells Avenue South, Renton, Washington		98057
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code) (425) 255-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 19, 2015, First Financial Northwest, Inc. (the “Company”) announced the adoption of a pre-arranged stock trading plan for the purpose of repurchasing a limited number of shares of the Company’s common stock in accordance with guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934. This plan has been established in accordance with, and as a part of, the Company’s stock repurchase program previously announced on October 28, 2015. Repurchases under the Company’s 10b5-1 plan will be administered through an independent broker. The plan will cover the repurchase of shares commencing no earlier than December 21, 2015 and expiring April 27, 2016. Repurchases are subject to SEC requirements as well as certain price, market volume and timing constraints specified in the plan.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.06 per share on the Company’s outstanding common stock  Shareholders of the Company’s common stock at the close of business on December 4, 2015 will be entitled to receive the cash dividend.  The cash dividend will be payable on December 18, 2015.

The news release announcing the 10b5-1 stock trading plan and quarterly cash dividend is attached as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits

The following exhibit is being furnished herewith and this list shall constitute the exhibit index:

99.1           Press Release dated November 19, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FIRST FINANCIAL NORTHWEST, INC.

DATE: November 19, 2015	By: /s/Richard P. Jacobson
Richard P. Jacobson
Chief Financial Officer